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                                                                      Exhibit 11
                                 ELEK-TEK INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
              (Dollars in thousands, except per share information)

                                                                             Three Month Ended in March 31,
                                                                               1996                     1995
PRIMARY EARNINGS (LOSS) PER COMMON SHARE
   Net (loss) earnings                                                          (559)                       609
   Weighted average common shares
       outstanding                                                         6,300,000                  6,300,000
   Primary (loss) earnings per common share                                $   (0.09)                $     0.10

===============================================================================================================

FULLY DILUTED EARNINGS PER COMMON SHARE

   Net (loss) earnings                                                          (559)                       609
   Weighted average common shares
      outstanding                                                          6,300,000                  6,300,000

   Stock options assumed to be exercised
                                                                           ---------                  ---------
   Weighted average common shares
      outstanding, as adjusted                                             6,300,000                  6,300,000
                                                                           =========                  =========
   Fully Diluted (loss) earnings per
      common share                                                         $   (0.09)                 $    0.10


===============================================================================================================





Fully diluted earnings per common share was calculated using the treasury stock method of accounting for stock options

In 1995 and 1996 stock options were anti-dilutive.








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